UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

At the Adaptec, Inc. ("Adaptec") 2008 Annual Meeting of Stockholders to be held on October 23, 2008, Adaptec's stockholders are being asked to approve proposals that would give authority to Adaptec's Board of Directors to effect a one-for-three, one-for-four or one-for-five reverse stock split at any time prior to Adaptec's 2009 Annual Meeting of Stockholders.

The proposals being considered at the 2008 Annual Meeting of Stockholders do not include a reduction in Adaptec's authorized common stock, which would remain at 400,000,000 shares. However, Adaptec will seek stockholder approval at Adaptec's 2009 Annual Meeting of Stockholders of a reduction in Adaptec's authorized shares of common stock proportionate with any reverse split ratio that the Board implements pursuant to stockholder approval at the 2008 Annual Meeting of Stockholders. Consequently, if Adaptec's Board implements the one-for-three reverse split, stockholders would be asked at Adaptec's 2009 Annual Meeting of Stockholders to approve a reduction in the authorized shares to 133,333,000, if the Board implements the one-for-four reverse split, stockholders would be asked to approve a reduction in the authorized shares to 100,000,000 and if the Board implements the one-for-five reverse split, stockholders would be asked to approve a reduction in the authorized shares to 80,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer Date: October 16, 2008